EXHIBIT D

to Credit Agreement

FORM

NOTICE OF CONVERSION/CONTINUATION

Date: ______________

Wells Fargo Bank, National Association

Reference: Plantronics, Inc.

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of July 31, 2003 (as amended, the "Credit Agreement"), between Plantronics, Inc., a Delaware corporation (the "Company"), and Wells Fargo Bank, National Association (the "Bank"). The Company hereby gives you notice irrevocably, pursuant to Section 2.03 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

1. The Conversion/Continuation Date, which is a Business Day, is __________, ____.

2. The aggregate amount of the Loans [converted] is $_________ or [continued] is $__________.

3. The Loans are to be [converted into] [continued as][Prime Rate Loans] [LIBOR Loans] .

4. [If applicable:] The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be [__________ months].

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Conversion/Continuation Date, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) the representations and warranties of the Company contained in Article VI of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date); and

(b) no Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

Each capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement.

PLANTRONICS, INC.,

a Delaware corporation

By:

Name:

Title:

By:

Name:

Title: